OPTION AGREEMENT

THIS OPTION AGREEMENT shall be effective as of January 18, 2006 (the “Effective Date”), between Trace Technologies, LLC, a Nevada limited liability company (the “Company”), and _________________ (the “Grantee”).

WITNESSETH:

WHEREAS, the Board of Managers of the Company (the “Board”) has deemed it to be in the best interest of the Company to use investment interests in the Company to attract, retain, and motivate management and other persons involved with the Company, to encourage and reward such persons’ contributions to the performance of the Company, and to align such interests with the owners of the Company; and

WHEREAS, the Board of Managers of the Company (the “Board”) has resolved to grant to the Grantee an option to purchase the number of units of membership interest (the “Units”) of the Company that shall enable Grantee to acquire a ____ percent (___%) interest in the total outstanding units (on a fully diluted basis) in the Company on the date of exercise of the Option (as defined below);

NOW, THEREFORE, to evidence the option so granted, and to set forth its terms and conditions, the Company and the Grantee hereby agree as follows:

1.

Confirmation of Grant; Option Price; Term.  The Company hereby evidences and confirms its grant to the Grantee, on the Effective Date, of an option (the “Option”) to purchase the Units at an option price of $1,000.00 (the “Option Price”) for all of the Units, or on a prorata basis if Grantee elects to exercise the Option for less than all of the Units (with the Option Price remaining constant in any such proration or series of prorations).  The term of the Option shall commence on the date of this Agreement and shall terminate on the fifth (5th) anniversary of the date of this Agreement (the “Expiration Date”), unless such option shall have been terminated in accordance with the terms hereof.  The Option is not intended to be an incentive stock option under the Internal Revenue Code of 1986, as amended.

2.

Vesting; Exercise.

(a)

Vesting.  Subject to the terms of Sections 4 and 5 hereof, and unless accelerated as provided herein, the Option shall vest and become exercisable, for the percentage of Units set forth opposite the dates noted below, on such dates.

Cumulative

Dates

Percentage of Vested Units

February 15, 2006

50%

June 30, 2006

100%

(b)

If the Company shall consummate any reorganization, recapitalization, merger, consolidation, or exchange of Units (individually or collectively, a “Reorganization”) of the Company not involving a Change in Control (as defined below) in which holders of Units are entitled to receive in respect of such units any securities, cash or other consideration (including, without limitation, a different number of Units), the Option shall thereafter be exercisable, in accordance with this Agreement, only for the kind and amount of securities, cash and/or other consideration receivable upon such Reorganization by a holder of the same number of Units as are subject to the Option immediately prior to such Reorganization, and any adjustments will be made to the terms of the Option in the sole discretion of the Board as it may deem appropriate to give effect to the Reorganization.  If the Company shall consummate any Reorganization or other corporate transaction which involves a Change of Control, the Option shall be fully vested and exercisable, effective immediately prior to the consummation of the Change in Control, in accordance with this Agreement.  For purposes herein, the term “Change in Control” shall have the definition set forth in Section 409A of the Internal Revenue Code of 1986, as amended (“IRC”), and the regulations promulgated thereunder and, further, shall mean a Change in Control of either Gabriel Technologies Corporation, a Delaware corporation and the parent corporation of the Company, or the Company.

(c)

If the Grantee’s employment with Gabriel is terminated by Gabriel with Cause (as hereinafter defined), the unvested portion of the Option shall terminate and the Grantee shall have 90 days from the date of such termination, subject to section 3 of this Agreement, to exercise any vested, unexercised portion of the Option in accordance with this Agreement.  If Grantee’s employment with Gabriel is terminated by Gabriel without Cause, then the Option shall be fully vested and exercisable, effective as of the date of Grantee’s termination, in accordance with this Agreement.  For purposes of this Agreement, “Cause” shall be defined as (i) the conviction of a felony or crime involving moral turpitude, (ii) the willful failure to substantially perform Grantee’s normal or assigned duties to the Gabriel, other than any such failure resulting from incapacity due to physical or mental illness or Permanent Disability, or (iii) the use by Grantee of any alcoholic, controlled, or illegal substance or drug at work such that the Grantee’s job performance is impaired.  For purposes herein, the term “Permanent Disability” shall mean that the Grantee becomes physically or mentally incapacitated or disabled so that the Grantee is unable to perform substantially the same services as the Grantee performed prior to incurring such incapacity or disability (the Company, at its option and expense, being entitled to retain a physician to confirm the existence of such incapacity or disability, and the determination of such physician to be binding upon the Company and the Grantee), and such incapacity or disability continues for a period of three consecutive months or six months in any 12-month period.

(d)

Subject to the provisions of Sections 4 and 5, units as to which the Option becomes exercisable pursuant to the foregoing provisions may be purchased at any time thereafter prior to the expiration or termination of the Option.

3.

Termination of Option.  The unexercised portion of the Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of:

(a)

six months after the Grantee’s employment with Gabriel terminates as a result of death or Permanent Disability;

(b)

ninety days after the Grantee’s employment with Gabriel terminates for any reason other than death or Permanent Disability; or

(c)

the Expiration Date of the term of the Option.

4.

Procedure for Exercise.

(a)

Subject to the requirements herein, the Option may be exercised, from time to time, in whole or in part (but for the purchase of a whole number of units only), by delivery of a written notice (the “Notice”), from the Grantee to the Board of the Company, which Notice shall:

(i)

state that the Grantee elects to exercise the Option;

(ii)

state the number of vested units with respect to which the Option is being exercised (the “Optioned Units”);

(iii)

state the date upon which the Grantee desires to consummate the purchase of the Optioned Units (which date must be prior to the termination of such Option and no later than 30 days after the date of receipt of such Notice);

(iv)

include any representations of the Grantee required herein or as may be requested by the Company; and

(v)

if the Option shall be exercised pursuant to Section 5 by any person other than the Grantee, include evidence to the satisfaction of the Board of the right of such person to exercise the Option.

(b)

Payment of the Option Price for the Optioned Units shall be made in U.S. dollars by personal check, bank draft or money order payable to the order of the Company or by wire transfer.

(c)

The Company may, at the Company’s election, issue a certificate in the name of the Grantee (or such other person exercising the Option in accordance with the provisions of Section 5) for the Optioned Units as soon as practicable after receipt of the Notice and payment of the aggregate Option Price for such units.

5.

Restrictions on Exercise; Non-Transferability of Option.

(a)

Restrictions on Exercise.  The Option may not be exercised in whole or in part, unless provision shall have been made by the Grantee for the payment of all applicable federal, state and local tax required to be withheld by the Company.

(b)

Non-Transferability of Option.  The Option may not be assigned or transferred except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the IRC, and may be exercised during the lifetime of the Grantee only by the Grantee or the Grantee’s guardian or legal representative or assignee pursuant to a qualified domestic relations order.  If the Grantee dies, the Option shall thereafter be exercisable, during the period specified in Section 3(a), by his executors or administrators or by a person who acquired the right to exercise such Option by bequest or inheritance to the full extent to which the Option was exercisable by the Grantee at the time of his death. If the Grantee becomes inflicted with a Permanent Disability, the Option shall thereafter be exercisable, during the period specified in Section 3(a), by his legal representatives to the full extent to which the Option was exercisable by the Grantee at the time of his Permanent Disability. The Option shall not be subject to execution, attachment or similar process.  Any attempted assignment or transfer of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

6.

Representations, Warranties and Covenants of the Grantee: Restrictions on Transfer of Units.

(a)

Investment Intention.  The Grantee represents and warrants that the Option has been, and any Units will be, acquired by him solely for his own account for investment and not with a view to, or for sale in connection with, any distribution thereof.  The Grantee agrees that he will not, directly or indirectly, offer, transfer, sell, or otherwise dispose of any of the Units (or solicit any offers to buy, purchase or otherwise acquire any Units), except in compliance with the Securities Act, the rules and regulations thereunder and the requirements of applicable state securities laws.

(b)

Federal Securities Law Matters.  The Grantee acknowledges receipt of advice from the Company that (i) the Units will not be registered under the Securities Act, (ii) the Units must be held indefinitely and the Grantee must continue to bear the economic risk of the investment in the Units unless the Units are subsequently registered under the Securities Act or an exemption from such registration is available, (iii) it is not anticipated that there will be any public market for the Units, and (iv) a restrictive legend in the form heretofore set forth shall be placed on any certificate representing the Units.

(c)

Ability to Bear Risk.  The Grantee represents and warrants that (i) the financial condition and income of the Grantee is such that he can afford to bear the economic risk of holding the Units for an indefinite period, and (ii) he can afford to suffer the complete loss of his investment in the Units.

(d)

Access to Information.  The Grantee represents and warrants that (i) he has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of the Option and the purchase of any Units, and to obtain any additional information that he deems necessary to verify the accuracy of the information contained in such materials, (ii) his knowledge and experience in financial and business affairs is such that he is capable of evaluating the merits and risks of an investment in the Units and (iii) he is a Manager of the Company or member of Gabriel’s management team and is knowledgeable concerning the Company’s business and affairs on the date hereof.

(e)

Section 83(b) Election.  The Grantee agrees that, within 20 days of any Exercise Date, he shall give notice to the Company as to whether or not he has made an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Units purchased on such date, and acknowledges that he will be solely responsible for any and all tax liabilities payable by him in connection with his receipt of such Units or attributable to any determination by him whether or not to make such an election.

7.

Representations and Warranties of the Company.  The Company represents and warrants to the Grantee that this Agreement has been duly authorized, executed and delivered by the Company.

8.

No Obligation to Exercise Option.  The granting of the Option shall impose no obligation upon the Grantee to exercise such Option.

9.

Miscellaneous.

(a)

Notices.  All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such mail delivery, to the Company or the Grantee, as the case may be, at the following addresses or to such other address as the Company or the Grantee, as the case may be, shall specify by notice to the other party listed below:

if to the Company:

Trace Technologies, LLC

________________________

________________________

Attention: _______________

if to the Grantee:

_________________________

_________________________

_________________________

All such notices and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof, whichever shall occur first.

(b)

Binding Effect, Benefits.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.  Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(c)

Amendment.  This Agreement may be amended, modified or supplemented only by a written instrument executed by the Grantee and the Company.

(d)

Applicable Law.  This Agreement shall be governed by and construed in accordance with the law of the State of Nevada, regardless of the law that might be applied under principles of conflict of laws.

(e)

Section and Other Headings.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the Effective Date.

TRACE TECHNOLOGIES, LLC

By:

_________________________

Name:

Keith Feilmeier

Title:

Manager

______________________________

____________________________________

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